Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a Registration Statement on Form F-6 (Telmex Corp S.A.., formerly known as Telex-Chile S.A. - Registration No. 33-84378) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,
as Depositary

By:  /s/ Joanne F. DiGiovanni

        Joanne F. DiGiovanni

        Vice President

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